                                                                       EXHIBIT 9


                  ORCHARD HARDWARE SUPPLY STORES CORPORATION
                               6450 VIA DEL ORO
                          SAN JOSE, CALIFORNIA 95119


                                August 14, 1996


TO:       Holders of Options to Purchase Common Stock of
          Orchard Supply Hardware Stores Corporation Granted
          Pursuant to Orchard Supply Hardware Stores Corporation's Amended 1989 Nonqualified Stock Option Plan

               Re:  Offer of Cash in Settlement of Options
                    --------------------------------------

Dear Option Holder:

          Orchard Supply Hardware Stores Corporation (the "Company") has recently entered into an Agreement and Plan of Merger (the "Merger Agreement") with Grove Acquisition Corp. ("Purchaser"), a wholly-owned subsidiary of Sears, Roebuck and Co. ("Parent"), which provides for (i) the offer by Purchaser to purchase all of the issued and outstanding shares of common stock, $.01 par value (the "Common Stock"), of the Company for $35.00 in cash per share (the "Offer Price") of Common Stock (the "Offer"), (ii) the merger of Purchaser with and into the Company (the "Merger") after consummation of the Offer, and subject to approval of the Company's stockholders, if necessary, and (iii) the Company's becoming a wholly-owned subsidiary of Parent. In the Merger, each share of Common Stock will be exchanged for $35.00 in cash, net of withholding of income and other taxes.

          As a holder of options to purchase shares of Common Stock ("Options") pursuant to the Amended 1989 Nonqualified Stock Option Plan (the "1989 Plan"), you of course have an interest in the Offer and the Merger. You were granted Options to purchase that number of shares of Common Stock set forth in the Stock Option Agreement between yourself and the Company (the "Option Agreement") at the exercise price indicated therein.

          In order to assist you in realizing the value of your Options, and to avoid the necessity of exercising the Options and tendering the shares purchased pursuant to the Offer, or receiving cash for such shares in the Merger, the Board has agreed to offer to pay you an amount in cash equal to the Offer Price or other price paid in the Offer less the exercise price per share of your Options and less all taxes required to be withheld from such payment (the "Option Consideration"). This is the same cash value that you would receive if you exercised your Options and tendered the shares purchased pursuant to the Offer. Please note that payment to you of the Option Consideration will occur after acceptance of the Common Stock underlying the Options for payment and purchase pursuant to the Offer.

          If you accept the terms outlined in this letter, payment of the Option Consideration will be made to you as promptly as practicable after consummation of the Offer, without interest, and your Option will be cancelled upon your receipt of the Option Consideration.

August 14, 1996
Page 2

          Please be advised that, upon consummation of the Offer and the purchase by Sears of more than 80% of the Company's Common Stock and, if the Offer closes with less than 80% of such shares, upon consummation of the Merger, the 1989 Plan and all unexercised Options granted thereunder will terminate pursuant to Section 14(b) of the 1989 Plan and Section 3 of the Option Agreement. Whether or not you choose to accept payment of the Option Consideration in accordance with this letter you are free to exercise, until 10 days prior to the Effective Time, all or any portion of your Options that are then currently vested.

          Please complete the attached form and return it in the enclosed pre-addressed envelope. To be eligible to receive payment of the Option Consideration after consummation of the Offer, the attached form must be received by the Company on or before September 17, 1996.

          The Company believes that accepting the Option Consideration in accordance with this letter is the easiest way to realize the value of your Options. Should you have any questions about the information included in this letter, please call me at (408) 365-2608.

                                       Very truly yours,

                                       Orchard Supply Hardware Stores
                                       Corporation



                                       By:  /s/ Stephen M. Hilberg
                                            -------------------------------
                                            Stephen M. Hilberg
                                            Vice President-Finance and
                                            Chief Financial Officer

I, ________________ hereby ACCEPT the terms set forth in the letter from Orchard Hardware Supply Stores Corporation to me dated August 14, 1996, to surrender my Options under the Amended 1989 Nonqualified Stock Option Plan for cancellation upon my receipt of the Option Consideration after acceptance of Common Stock for payment and purchase by Sears pursuant to the Offer.



Signature:
           ---------------------------------

Name (please print):
                     -----------------------

Date:
           ---------------------------------

                  ORCHARD SUPPLY HARDWARE STORES CORPORATION
                               6450 VIA DEL ORO
                          SAN JOSE, CALIFORNIA 95119


                                August 14, 1996


TO:       Holders of Options to Purchase Common Stock of
          Orchard Supply Hardware Stores Corporation Granted
          Pursuant to Orchard Supply Hardware Stores Corporation's 1993 Non-Employee Directors Stock Option Plan

               Re:  Offer of Cash in Settlement of Options
                    --------------------------------------

Dear Option Holder:

          Orchard Supply Hardware Stores Corporation (the "Company") has recently entered into an Agreement and Plan of Merger (the "Merger Agreement") with Grove Acquisition Corp. ("Purchaser"), a wholly-owned subsidiary of Sears, Roebuck and Co. ("Parent"), which provides for (i) the offer by Purchaser to purchase all of the issued and outstanding shares of common stock, $.01 par value (the "Common Stock"), of the Company for $35.00 in cash per share (the "Offer Price") of Common Stock (the "Offer"), (ii) the merger of Purchaser with and into the Company (the "Merger") after consummation of the Offer, and subject to approval of the Company's stockholders, if necessary, and (iii) the Company's becoming a wholly-owned subsidiary of Parent. In the Merger, each share of Common Stock will be exchanged for $35.00 in cash, net of withholding of income and other taxes.

          As a holder of options to purchase shares of Common Stock ("Options") pursuant to the 1993 Non-Employee Directors Stock Option Plan (the "1993 Directors Plan"), you of course have an interest in the Offer and the Merger. You were granted Options to purchase that number of shares of Common Stock set forth in the Stock Option Agreement between yourself and the Company (the "Option Agreement") at the exercise price indicated therein. In addition to the acceleration provisions described in Section 11 of the 1993 Directors Plan, pursuant to resolutions of the Board of Directors of the Company (the "Board") adopted on August 14, 1996, the vesting schedule of all Options held by you pursuant to the 1993 Directors Plan and the Option Agreement will accelerate after acceptance of the shares of Common Stock (the "Shares") for payment and purchase pursuant to the Offer.

          In order to assist you in realizing the value of your Options, and to avoid the necessity of exercising the Options and tendering the shares purchased pursuant to the Offer, or receiving cash for such shares in the Merger, the Board has agreed to offer to pay you an amount in cash equal to the Offer Price or other price paid in the Offer less the exercise price per share of your Options and less all taxes required to be withheld from such payment (the "Option Consideration"). This is the same cash value that you would receive if you exercised your Options and tendered the shares purchased pursuant to the Offer. Please note that payment to you will occur after acceptance of the Shares for payment and purchase pursuant to the Offer.

August 14, 1996
Page 2


          If you accept the terms outlined in this letter, payment of the Option Consideration will be made to you as promptly as practicable after consummation of the Offer, without interest, and your Option will be cancelled upon your receipt of the Option Consideration.

          Please be advised that, upon consummation of the Offer and the purchase by Sears of more than 80% of the Company's Common Stock and, if the Offer closes with less than 80% of such shares, upon consummation of the Merger, the 1993 Directors Plan and all unexercised Options granted thereunder will terminate pursuant to Section 11 of the 1993 Directors Plan and Section 7 of the Option Agreement. Whether or not you choose to accept payment of the Option Consideration in accordance with this letter you are free to exercise, until the Effective Time, all or any portion of your Options that are then currently vested, including such Options that vest pursuant to either Section 11 of the 1993 Directors Plan or the above-referenced resolutions upon consummation of the Offer.

          Please complete the attached form and return it in the enclosed pre-addressed envelope. To be eligible to receive payment of the Option Consideration after consummation of the Offer, the attached form must be received by the Company on or before September 17, 1996.

          The Company believes that accepting the Option Consideration in accordance with this letter is the easiest way to realize the value of your Options. Should you have any questions about the information included in this letter, please call me at (408) 365-2608.

                                       Very truly yours,

                                       Orchard Supply Hardware Stores
                                       Corporation



                                       By:  /s/ Stephen M. Hilberg
                                            -------------------------------
                                            Stephen M. Hilberg
                                            Vice President-Finance and
                                            Chief Financial Officer

I, ________________ hereby ACCEPT the terms set forth in the letter from Orchard Supply Hardware Stores Corporation to me dated August 14, 1996, to surrender my Options under the 1993 Non-Employee Directors Stock Option Plan for cancellation upon my receipt of the Option Consideration after acceptance of Common Stock for payment and purchase by Sears pursuant to the Offer.



Signature:
           --------------------------------------

Name (please print):
                     ----------------------------

Date:
           --------------------------------------

                   ORCHARD HARDWARE SUPPLY STORES CORPORATION
                                6450 VIA DEL ORO
                           SAN JOSE, CALIFORNIA 95119


                                August 14, 1996


TO:       Holders of Options to Purchase Common Stock of
          Orchard Hardware Supply Stores Corporation Granted
          Pursuant to Orchard Hardware Supply Stores Corporation's 1993 Stock Option Plan

               Re:  Offer of Cash in Settlement of Options
                    --------------------------------------

Dear Option Holder:

          Orchard Hardware Supply Stores Corporation (the "Company") has recently entered into an Agreement and Plan of Merger (the "Merger Agreement") with Grove Acquisition Corp. ("Purchaser"), a wholly-owned subsidiary of Sears, Roebuck and Co. ("Parent"), which provides for (i) the offer by Purchaser to purchase all of the issued and outstanding shares of common stock, $.01 par value (the "Common Stock"), of the Company for $35.00 in cash per share (the "Offer Price") of Common Stock (the "Offer"), (ii) the merger of Purchaser with and into the Company (the "Merger") after consummation of the Offer, and subject to approval of the Company's stockholders, if necessary, and (iii) the Company's becoming a wholly-owned subsidiary of Parent. In the Merger, each share of Common Stock will be exchanged for $35.00 in cash, net of withholding of income and other taxes.

          As a holder of options to purchase shares of Common Stock ("Options") pursuant to the 1993 Stock Option Plan (the "1993 Plan"), you of course have an interest in the Offer and the Merger. You were granted Options to purchase that number of shares of Common Stock set forth in the Stock Option Agreement between yourself and the Company (the "Option Agreement") at the exercise price indicated therein. Pursuant to resolutions of the Board of Directors of the Company (the "Board") adopted on August 14, 1996, the vesting schedule of all Options held by you pursuant to the 1993 Plan and the Option Agreement will accelerate after acceptance of the shares of Common Stock (the "Shares") for payment and purchase pursuant to the Offer, or at such other date which will be the earliest date at which such Options may be exercised pursuant to the terms of the Plan.

          In order to assist you in realizing the value of your Options, and to avoid the necessity of exercising the Options and tendering the shares purchased pursuant to the Offer, or receiving cash for such shares in the Merger, the Board has agreed to offer to pay you an amount in cash equal to the Offer Price or other price paid in the Offer less the exercise price per share of your Options and less all taxes required to be withheld from such payment (the "Option Consideration"). This is the same cash value that you would receive if you exercised your Options and tendered the shares purchased pursuant to the Offer. Please note

August 14, 1996
Page 2


that payment to you of the Option Consideration will occur after acceptance of the Shares for payment and purchase pursuant to the Offer.

          If you accept the terms outlined in this letter, payment of the Option Consideration will be made to you as promptly as practicable after consummation of the Offer, without interest, and your Option will be cancelled upon your receipt of the Option Consideration.

          You are not obligated to surrender your Options to the Company. However, upon consummation of the Merger, the 1993 Plan, and all unexercised Options granted thereunder, will terminate pursuant to Section 15(b) of the 1993 Plan and Section 3 of the Option Agreement. Whether or not you choose to accept payment of the Option Consideration in accordance with this letter you are free to exercise, until one day prior to the Effective Time, all or any portion of your Options that are then currently vested, including such Options that vest pursuant to the above-referenced resolutions upon consummation of the Offer.

          Please complete the attached form and return it in the enclosed pre-addressed envelope. To be eligible to receive payment of the Option Consideration after consummation of the Offer, the attached form must be received by the Company on or before September 17, 1996.

          The Company believes that accepting the Option Consideration in accordance with this letter is the easiest way to realize the value of your Options. Should you have any questions about the information included in this letter, please call me at (408) 365-2608.

                                    Very truly yours,

                                    Orchard Hardware Supply Stores
                                    Corporation


                                    By: /s/ Stephen M. Hilberg
                                        ----------------------------
                                            Stephen M. Hilberg
                                            Vice President-Finance and
                                            Chief Financial Officer

I, ________________ hereby ACCEPT the terms set forth in the letter from Orchard Hardware Supply Stores Corporation to me dated August 14, 1996, to surrender my Options under the 1993 Stock Option Plan for cancellation upon my receipt of the Option Consideration after acceptance of Common Stock for payment and purchase by Sears pursuant to the Offer.



Signature:
           -------------------------------------

Name (please print):
                     ---------------------------

Date:
         ---------------------------------------

                   ORCHARD HARDWARE SUPPLY STORES CORPORATION
                                6450 VIA DEL ORO
                           SAN JOSE, CALIFORNIA 95119


                                August 14, 1996


TO:       Mac Allen Culver

               Re:  Option Granted under the 1996 Plan
                    ----------------------------------

Dear Mr. Culver:

          You were granted an option (the "Option") to purchase 5,000 shares of the common stock, par value $.01 per share, of Orchard Supply Hardware Stores Corporation (the "Company") under the Company's 1996 Non-Employee Directors Stock Option Plan (the "1996 Plan").

          In light of the tender offer (the "Offer") by Sears, Roebuck and Co. ("Sears"), the Board of Directors of the Company has determined to offer to pay you an amount in cash equal to the price paid in the Offer less the exercise price per share of the Option and less all taxes required to be withheld from such payment (the "Option Consideration") after consummation of the Offer. In consideration of, and upon your receipt of, this payment, any option rights you may have with respect to the 1996 Plan (other than the Director's Retainer) shall be cancelled. Please signify your agreement to accept such payment in cancellation of the Option by signing and returning the enclosed to the undersigned.

          Should you have any questions about the information included in this letter, please call me at (408) 365-2608.

                                    Very truly yours,

                                    Orchard Supply Hardware Stores Corporation



                                         By: /s/ Stephen M. Hilberg
                                            ---------------------------
                                             Stephen M. Hilberg
                                             Vice President-Finance and
                                             Chief Financial Officer

     I, Mac Allen Culver hereby ACCEPT the terms set forth in the letter from Orchard Supply Hardware Stores Corporation to me dated August 14, 1996, to receive the Option Consideration. I hereby agree that, in consideration thereof, any option rights I may have with respect to the 1996 Plan (other than the Director's Retainer) shall be cancelled.


Signature:
           ------------------------------
Name:    Mac Allen Culver

Date:
           ------------------------------